Exhibit 99.1
NEWS RELEASE

Broadcom Business Press Contact	Broadcom Investor Relations Contact
Bill Blanning	T. Peter Andrew
Vice President, Global Media Relations	Vice President, Corporate Communications
949-926-5555	949-926-5663
blanning@broadcom.com	andrewtp@broadcom.com
Broadcom Reports First Quarter 2007 Results
Conference Call to be Webcast Today at 1:45 p.m. Pacific Time
IRVINE, Calif. — April 26, 2007 — Broadcom Corporation (Nasdaq: BRCM) today reported unaudited financial results for its first quarter ended March 31, 2007.
Net revenue for the first quarter of 2007 was $901.5 million, a decrease of 2.4% from the $923.5 million reported for the fourth quarter of 2006 and an increase of 0.1% from the $900.6 million reported for the first quarter of 2006. Net income computed in accordance with U.S. generally accepted accounting principles (GAAP) for the first quarter of 2007 was $61.0 million, or $.10 per share (diluted), compared with GAAP net income of $45.1 million, or $.08 per share (diluted), for the fourth quarter of 2006, and GAAP net income of $117.7 million, or $.20 per share (diluted), for the first quarter of 2006.
In addition to GAAP results, Broadcom reports adjusted net income and net income per share, referred to respectively as “non-GAAP net income” and “non-GAAP net income per share.” A discussion of Broadcom’s use of these non-GAAP financial measures is set forth below, and reconciliations of GAAP net income to non-GAAP net income for the three months ended March 31, 2007 and 2006, respectively, appear in the financial statements portion of this release.

Non-GAAP net income for the first quarter of 2007, computed with the adjustments to GAAP reporting set forth in the attached reconciliation, was $175.1 million, or $.29 per share (diluted), compared with non-GAAP net income of $184.9 million, or $.31 per share (diluted), for the fourth quarter of 2006, and $221.9 million, or $.36 per share (diluted), for the first quarter of 2006.
“Broadcom’s first quarter results came in better than we anticipated due to slightly higher than expected revenue combined with increased operating expense efficiencies,” said Scott A. McGregor, Broadcom’s President and Chief Executive Officer. “Mixed outlooks from a few of our larger customers are causing a lower than normal level of visibility into our near-term results. We believe that these issues are near-term in nature and we remain optimistic regarding our prospects for the second half of the year.”
Conference Call Information
As previously announced, Broadcom will conduct a conference call with analysts and investors to discuss its first quarter 2007 financial results and current financial prospects today at 1:45 p.m. Pacific Time (4:45 p.m. Eastern Time). The company will broadcast the conference call via webcast over the Internet. To listen to the webcast, or to view the financial or other statistical information required by Securities and Exchange Commission (SEC) Regulation G, please visit the Investors section of the Broadcom website at www.broadcom.com/investors. The webcast will be recorded and available for replay until 5:00 p.m. Pacific Time, Thursday, May 10, 2007.
Discussion of Non-GAAP Financial Measures
Non-GAAP net income consists of net income excluding stock-based compensation expense as well as charges related to acquisitions and other charges and gains that are driven primarily by discrete events that management does not consider to be directly related to the company’s core operating performance. Non-GAAP net income per share is calculated by dividing non-GAAP net income by adjusted GAAP weighted
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average shares outstanding (diluted). For purposes of calculating non-GAAP net income per share, the calculation of GAAP weighted average shares outstanding (diluted) is adjusted to exclude the benefits of compensation costs attributable to future services and not yet recognized in the financial statements that are treated as proceeds assumed to be used to repurchase shares under the GAAP treasury stock method.
Broadcom believes that the presentation of non-GAAP net income and non-GAAP net income per share provides important supplemental information to management and investors regarding financial and business trends relating to the company’s financial condition and results of operations. For further information regarding why Broadcom believes that these non-GAAP measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the company’s Current Report on Form 8-K regarding this earnings press release filed today with the SEC. The Form 8-K is available on the SEC’s website at www.sec.gov or under the “Financial Information” tab of the Investors section of the Broadcom website at www.broadcom.com/investors.
About Broadcom
Broadcom Corporation is a major technology innovator and global leader in semiconductors for wired and wireless communications. Broadcom® products enable the delivery of voice, video, data and multimedia to and throughout the home, the office and the mobile environment. We provide the industry’s broadest portfolio of state-of-the-art, system-on-a-chip and software solutions to manufacturers of computing and networking equipment, digital entertainment and broadband access products, and mobile devices. These solutions support our core mission: Connecting everything®.
Broadcom is one of the world’s largest fabless semiconductor companies, with 2006 revenue of $3.67 billion, and holds over 2,000 U.S. and 800 foreign patents, more
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than 6,000 additional pending patent applications, and one of the broadest intellectual property portfolios addressing both wired and wireless transmission of voice, video and data. Broadcom is headquartered in Irvine, Calif., and has offices and research facilities in North America, Asia and Europe. Broadcom may be contacted at +1.949.926.5900 or at www.broadcom.com.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
All statements included or incorporated by reference in this release and the related conference call for analysts and investors, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our business and industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.
These risks and uncertainties include, but are not limited to, general economic and political conditions and specific conditions in the markets we address, including the continuing volatility in the technology sector and semiconductor industry, trends in the broadband communications markets in various geographic regions, including seasonality in sales of consumer products into which our products are incorporated, and possible disruption in commercial activities related to terrorist activity or armed conflict; the timing, rescheduling or cancellation of significant customer orders and our ability, as well as the ability of our customers, to manage inventory; the gain or loss of a key customer, design win or order; the rate at which our present and future customers and end-users adopt Broadcom’s technologies and products in our target markets; our ability to scale our operations in response to changes in demand for our existing products and services or demand for new products requested by our customers; our ability to specify, develop or acquire, complete, introduce, market and transition to volume production new products and technologies in a cost-effective and timely manner; our dependence on a few significant customers for a substantial portion of our revenue; intellectual property disputes and customer indemnification claims and other types of litigation risk; the quality of our products and any potential remediation costs; our ability to timely and accurately predict market requirements and evolving industry standards and to identify opportunities in new markets;
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problems or delays that we may face in shifting our products to smaller geometry process technologies and in achieving higher levels of design integration; delays in the adoption and acceptance of industry standards in our target markets; the effectiveness of our expense and product cost control and reduction efforts; our ability to retain, recruit and hire key executives, technical personnel and other employees in the positions and numbers, with the experience and capabilities, and at the compensation levels needed to implement our business and product plans; the risks and uncertainties associated with our international operations, particularly in light of terrorist activity, armed conflict or political unrest; risks and uncertainties resulting from Broadcom’s recent equity award review, including potential claims and proceedings related to such matters, such as shareholder litigation and any action by the SEC, U.S. Attorney’s Office or other governmental agency that could result in civil or criminal sanctions against the company and/or certain of our current or former officers, directors or employees, other actions taken or required as a result of the review; competitive pressures and other factors such as the qualification, availability and pricing of competing products and technologies and the resulting effects on sales and pricing of our products; the availability and pricing of third party semiconductor foundry, assembly and test capacity and raw materials; the timing of customer-industry qualification and certification of our products and the risks of non-qualification or non-certification; changes in our product or customer mix; the volume of our product sales and pricing concessions on volume sales; fluctuations in the manufacturing yields of our third party semiconductor foundries and other problems or delays in the fabrication, assembly, testing or delivery of our products; the risks of producing products with new suppliers and at new fabrication and assembly and test facilities; the effects of natural disasters, public health emergencies, international conflicts and other events beyond our control; and the level of orders received that can be shipped in a fiscal quarter; and other factors.
Our Annual Report on Form 10-K, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this release speak only as of this date. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.
Broadcom®, the pulse logo, Connecting everything® and the Connecting everything logo are among the trademarks of Broadcom Corporation and/or its affiliates in the United States, certain other countries and/or the EU. Any other trademarks or trade names mentioned are the property of their respective owners.
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BROADCOM CORPORATION
Unaudited GAAP Consolidated Statements of Income
(In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2007	2006
Net revenue	$901,481	$900,647
Cost of revenue (1)	440,949	434,209

Gross profit	460,532	466,438
Operating expense:
Research and development (2)	300,810	251,694
Selling, general and administrative (3)	128,647	112,899
Amortization of purchased intangible assets (4)	329	1,083
In-process research and development (4)	300	5,200
Impairment of intangible assets (4)	1,500	—

Income from operations	28,946	95,562
Interest income, net	37,008	23,738
Other income (expense), net (5)	(1,409)	1,771

Income before income taxes	64,545	121,071
Provision for income taxes (6)	3,554	3,373

Net income	$60,991	$117,698

Net income per share (basic)	$.11	$.22

Net income per share (diluted)	$.10	$.20

Weighted average shares (basic)	547,860	538,968

Weighted average shares (diluted)	585,740	601,204

Listed below are the items included in net income that management excludes in computing the unaudited non-GAAP financial measures referred to in the text and tables of this press release and further described above under “Discussion of Non-GAAP Financial Measures.”

		Three Months Ended
		March 31,
		2007	2006
(1)	Cost of revenue:
	Stock-based compensation	$5,814	$6,286
	Amortization of purchased intangible assets	3,050	2,981
	Charges related to equity award review	89	—
	Employer payroll tax expense on certain stock option exercises	73	600

		$9,026	$9,867

(2)	Research and development expense:
	Stock-based compensation	$78,431	$70,005
	Charges related to equity award review	1,358	—
	Employer payroll tax expense on certain stock option exercises	1,281	5,721

		$81,070	$75,726

(3)	Selling, general and administrative expense:
	Stock-based compensation	$32,626	$31,695
	Charges related to equity award review	1,987	—
	Employer payroll tax expense on certain stock option exercises	532	3,083

		$35,145	$34,778

(4)	Amortization of purchased intangible assets	$329	$1,083
	In-process research and development	300	5,200
	Impairment of intangible assets	1,500	—

		$2,129	$6,283

(5)	Other income (expense), net:
	Loss (gain) on strategic investments, net	$2,637	$(700)
	Non-operating gains	(3)	(434)

		$2,634	$(1,134)

(6)	Provision for income taxes:
	Income tax benefits from adjustments to tax reserves of certain foreign subsidiaries	$—	$(1,700)
	Income tax effects	(15,901)	(19,586)

		$(15,901)	$(21,286)

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BROADCOM CORPORATION
Unaudited Reconciliation of Non-GAAP Adjustments
(In thousands)

	Three Months Ended
	March 31,
	2007	2006
GAAP net income	$60,991	$117,698
Non-GAAP adjustments:
Stock-based compensation:
Cost of revenue	5,814	6,286
Research and development	78,431	70,005
Selling, general and administrative	32,626	31,695
Acquisition-related items:
Amortization of purchased intangible assets:
Cost of revenue	3,050	2,981
Other operating expense	329	1,083
In-process research and development	300	5,200
Employer payroll tax on certain stock option exercises:
Cost of revenue	73	600
Research and development	1,281	5,721
Selling, general and administrative	532	3,083
Charges related to equity award review:
Cost of revenue	89	—
Research and development	1,358	—
Selling, general and administrative	1,987	—
Impairment of intangible assets	1,500	—
Loss (gains) on strategic investments, net	2,637	(700)
Non-operating gains	(3)	(434)
Income tax benefits from adjustments to tax reserves of certain foreign subsidiaries	—	(1,700)
Income tax effects	(15,901)	(19,586)

Total of non-GAAP adjustments	114,103	104,234

Non-GAAP net income	$175,094	$221,932

GAAP weighted average shares (diluted)	585,740	601,204
Non-GAAP adjustment	18,614	16,987

Non-GAAP weighted average shares (diluted)	604,354	618,191

GAAP net income per share (diluted)	$.10	$.20
Non-GAAP adjustments detailed above	.19	.16

Non-GAAP net income per share (diluted)	$.29	$.36

Non-GAAP net income per share is calculated by dividing non-GAAP net income by adjusted GAAP weighted average shares outstanding (diluted). For purposes of calculating non-GAAP net income per share, the calculation of GAAP weighted average shares outstanding (diluted) is adjusted to exclude the benefits of compensation costs attributable to future services and not yet recognized in the financial statements that are treated as proceeds assumed to be used to repurchase shares under the GAAP treasury stock method.
Broadcom believes that the presentation of non-GAAP net income and non-GAAP net income per share provides important supplemental information to management and investors regarding financial and business trends relating to the company’s financial condition and results of operations. For further information regarding why Broadcom believes that these non-GAAP measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the company’s Current Report on Form 8-K regarding this earnings press release filed today with the SEC.
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BROADCOM CORPORATION
Unaudited GAAP Condensed Consolidated Statements of Cash Flows
(In thousands)

	Three Months Ended
	March 31,
	2007	2006
Operating activities
Net income	$60,991	$117,698
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,299	11,188
Stock-based compensation:
Stock options and employee stock purchase plan	78,535	93,825
Restricted stock units and other awards	38,336	14,161
Acquisition-related items:
Amortization of purchased intangible assets	3,379	4,064
In-process research and development	300	5,200
Impairment of intangible assets	1,500	—
Loss (gain) on strategic investments, net	2,637	(700)
Change in operating assets and liabilities:
Accounts receivable	22,459	(44,199)
Inventory	2,383	(31,105)
Prepaid expenses and other assets	(16,290)	16,395
Accounts payable	(1,537)	30,225
Accrued settlement liabilities	(2,000)	(2,000)
Other accrued liabilities	17,652	16,647

Net cash provided by operating activities	221,644	231,399

Investing activities
Purchase of property and equipment, net	(40,952)	(14,957)
Net cash paid for acquisitions	(47,677)	(67,921)
Net proceeds from sales (purchases) of strategic investments	(3,500)	137
Net proceeds (purchases) of marketable securities	109,222	(7,046)

Net cash provided by (used in) investing activities	17,093	(89,787)

Financing activities
Repurchases of Class A common stock	(425,062)	(93,799)
Net proceeds from issuance of common stock	56,834	387,360
Payments on assumed debt and other obligations	—	(4,625)
Excess tax benefit from stock-based compensation	—	338

Net cash provided by (used in) financing activities	(368,228)	289,274

Increase (decrease) in cash and cash equivalents	(129,491)	430,886
Cash and cash equivalents at beginning of period	2,158,110	1,437,276

Cash and cash equivalents at end of period	$2,028,619	$1,868,162

UNAUDITED SUPPLEMENTAL FINANCIAL INFORMATION

	March 31,	December 31,
	2007	2006
	(In thousands)
Cash and cash equivalents	$2,028,619	$2,158,110
Short-term marketable securities	460,677	522,340
Long-term marketable securities	73,589	121,148

Total cash, cash equivalents and marketable securities	$2,562,885	$2,801,598

Decrease from prior quarter and year end	$(238,713)

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BROADCOM CORPORATION
Unaudited GAAP Condensed Consolidated Balance Sheets
(In thousands)

	March 31,	December 31,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$2,028,619	$2,158,110
Short-term marketable securities	460,677	522,340
Accounts receivable, net	363,001	382,823
Inventory	200,411	202,794
Prepaid expenses and other current assets	101,605	85,721

Total current assets	3,154,313	3,351,788
Property and equipment, net	221,833	164,699
Long-term marketable securities	73,589	121,148
Goodwill	1,215,070	1,185,145
Purchased intangible assets, net	42,150	29,029
Other assets	26,672	24,957

Total assets	$4,733,627	$4,876,766

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$334,868	$307,972
Wages and related benefits	129,346	104,940
Deferred revenue	2,493	1,873
Accrued liabilities	290,502	263,916

Total current liabilities	757,209	678,701
Commitments and contingencies
Long-term liabilities	35,324	6,399
Shareholders’ equity	3,941,094	4,191,666

Total liabilities and shareholders’ equity	$4,733,627	$4,876,766

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